EXHIBIT 1
                                    ---------


         We, the  undersigned,  hereby  express our agreement  that the attached
Schedule 13G is filed on behalf of each of the undersigned.

                                               INVESTORS MORTGAGE INSURANCE
                                               HOLDING COMPANY


Date:         March 2, 1998                    By:  /s/ WILLIAM C. ERBEY
                                                    ----------------------------
                                                    William C. Erbey
                                                    Chairman, President
                                                    and Chief Executive Officer



Date:         March 2, 1998                    OCWEN CAPITAL CORPORATION


                                               By:  /s/ WILLIAM C. ERBEY
                                                    ----------------------------
                                                    William C. Erbey
                                                    Chairman, President
                                                    and Chief Executive Officer



                                               OCWEN FINANCIAL CORPORATION


Date:         March 2, 1998                    By:  /s/ WILLIAM C. ERBEY
                                                    ----------------------------
                                                    William C. Erbey
                                                    Chairman, President
                                                    and Chief Executive Officer



                                               WILLIAM C. ERBEY


Date:         March 2, 1998                    By:  /s/ WILLIAM C. ERBEY
                                                    ----------------------------
                                                    William C. Erbey


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